Surna, Inc. Secures $725,000 Contract with Indoor Cannabis Grower Cloud 9 Wholesale

BOULDER, CO – Jan. 19, 2016 - Surna Inc. (OTCQB: SRNA) a technology company that engineers state-of-the-art equipment for controlled environment agriculture (“CEA”) with expertise in cannabis cultivation, announced today it has secured a contract for approximately $725,000 with Las Vegas cultivator Cloud 9 Wholesale.

Under the terms of the agreement, Surna will provide their proprietary climate control technology to the cultivation facility for the single-phase project. The Cloud 9 Wholesale facility covers 30,000 square feet, which will require approximately 550 tons of cooling equipment for cultivation climate control.

“One of Surna’s goals has been to bring efficiency to cultivation facilities. With recent press around the massive energy usage in the industry, we are pleased to see large cultivators such as Cloud 9 Wholesale utilizing Surna’s technology to reduce their energy consumption. Our Company is happy to be leading the way in energy efficient cultivation technology and to be working with people like Cloud 9 Wholesale who understand the resulting positive impact,” said Stephen Keen, CEO of Surna.

Nevada is one of 23 states that currently permit medical marijuana cultivation and consumption. In November 2016, Nevada will vote on expanding the law to include recreational cannabis cultivation and consumption.

About Surna

Surna, Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may”, “should”, “expect”, “anticipate”, “believe”, “estimate”, “intend”, “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of intellectual property, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

At the Company

Katie O’Block

VP of Marketing

Katie@surna.com

303-993-5271 ext. 101